EXHIBIT 16.1

November 19, 2013

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street Northeast

Washington, DC 20549-2000

RE: CANNAVEST CORP.

        File No. 333-173215

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated November 19, 2013 of CANNAVEST CORP. and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP